UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2010
AMERICAN PHYSICIANS CAPITAL, INC.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 000-32057

Michigan (State of Incorporation)	38-3543910 (IRS Employer Identification No.)

1301 North Hagadorn Road, East Lansing, Michigan (Address of principal executive offices)	48823 (Zip Code)
(Registrant’s telephone number, including area code): (517) 351-1150
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     American Physicians Capital, Inc. (the “Company”) announced that its proposed acquisition by The Doctors Company pursuant to the previously announced Agreement and Plan of Merger, dated as of July 7, 2010, as amended, by and among The Doctors Company, Red Hawk Acquisition Corp. and the Company (the “Merger Agreement”) has received approval from the Michigan Office of Financial and Insurance Regulation and that the FTC has granted early termination of the waiting period under the Hart-Scott-Rodino Act. In addition, the Company announced that it has called a special meeting of its shareholders to be held on October 20, 2010 at 9:00 a.m., local time, at the executive offices of American Physicians Capital, Inc., 1301 North Hagadorn Road, East Lansing, Michigan, for the purpose of voting on a proposal to approve and adopt the Merger Agreement and a proposal to grant authority to postpone or adjourn the special meeting. Shareholders of record on September 1, 2010 will be entitled to vote at the meeting.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
September 8, 2010

AMERICAN PHYSICIANS CAPITAL, INC. (Registrant)
By:	/s/ R. KEVIN CLINTON
R. Kevin Clinton
President and Chief Executive Officer